Exhibit 99.1

Inventergy Granted Extension by NASDAQ to Complete Forecasted Transactions

CAMPBELL, CA—September 6, 2016 - Inventergy Global, Inc. (NASDAQ: INVT), an intellectual property licensing company (“Inventergy”), announced today that it has received notification from The Nasdaq Stock Market (“Nasdaq”) that the Nasdaq Hearings Panel (the “Panel”) has granted it an extension to regain compliance with Nasdaq’s minimum stockholders’ equity requirements for continued listing. In its original July 11, 2016 decision, the Panel allowed Inventergy’s common stock to continue trading on the Nasdaq, subject to Inventergy completing certain forecasted transactions by August 31, 2016 and October 15, 2016, respectively. On September 2, 2016, the Panel granted Inventergy an extension until September 30, 2016 to complete the first forecasted transaction and the deadline for second transaction remained at October 15, 2016.

About Inventergy Global, Inc.

Inventergy is a Silicon Valley-based intellectual property company dedicated to identifying, acquiring and licensing the patented technologies of market-significant technology leaders. Led by IP industry pioneer and veteran Joe Beyers, the Company leverages decades of corporate experience, market and technology expertise, and industry connections to assist Fortune 500 companies and other technology companies in leveraging the value of their innovations to achieve greater returns. For more information about Inventergy, visit www.inventergy.com.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains statements, estimates, forecasts and projections with respect to future performance and events, which constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Those statements include statements regarding the intent and belief or current expectations of the Company and its affiliates and subsidiaries and their respective management teams. These statements may be identified by the use of words like "anticipate," "believe," "estimate," "expect," "intend," "may," "plan," "will," "should," "seek" and similar expressions and include any projections or estimates set forth herein. Investors and prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, that actual results may differ materially from those projected in the forward-looking statements.

Contact:

Robert Haag

IRTH Communications

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